UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2015

AGRITEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-1321002	20-8484256
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL.	33401
(Address of principal executive offices	including zip code)

(Registrant’s telephone number, including area code): (561)-249-6511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2015, the Board of Directors of Agritek Holdings, Inc. (the “Company”) appointed Justin Braune to serve as the Company’s Chief Executive Officer and President, effective March 20, 2015.

Prior to joining the Company, Mr. Braune, age 33, served as the chief operating officer of Voodoo Science, LLC and Vapor Wild from 2014 to 2015. From 2013 to 2014, Mr. Braune served as the Chief of Operations for Veracity Security, a technology company located in San Diego. From 2013-2014 Mr. Braune was the Director of Sales at Lear Capital. Since 2010 he owned and operated Braune Enterprises a real estate and investment brokerage firm. Mr. Braune graduated from the United States Naval Academy with a B.S. degree in electrical engineering in and was commissioned as an officer in the U.S. Navy. After earning his master’s degree in nuclear engineering, Mr. Braune operated the nuclear reactors onboard the USS RONALD REAGAN aircraft carrier. He served in the U.S. Navy until 2009 and subsequently earned his MBA at the University of Southern California, Marshall School of Business. Our Board believes that Mr. Braune’s extensive relationships and experience in the field of medicinal cannabis vaporizers will be an asset to our Board.

In connection with his appointment as Chief Executive Officer, President and a member of our Board of Directors, Mr. Braune entered into an employment and board of directors agreement dated as of March 20, 2015 (the “Employment Agreement”) with the Company pursuant to which he will receive an annual salary of $100,000, subject to adjustment, and a monthly bonus (the “Bonus”) equal to at least 5% of the Company’s monthly net sales for the immediately preceding month. The Bonus is payable in cash or Company common stock, at Mr. Braune’s option. The price of the Company’s stock shall be calculated on the basis of the average fair market value of the Company’s common stock for the month during which the Bonus was earned.

In addition, the Company will grant to Mr. Braune 15,000,000 shares of the Company’s common stock, to be held in escrow and released by the Company to Mr. Braune in accordance with the following vesting schedule: (i) 5,000,000 shares shall vest on September 15, 2015, and (ii) 10,000,000 shares shall vest on March 15, 2016. Mr. Braune also is eligible to participate in any stock option plan maintained by the Company and available to other employees. ’s standard benefit programs for senior management.

The Employment Agreement continues until terminated by either party upon 90 days’ prior written notice.

On March 20, 2015, B. Michael Friedman submitted his resignation as Chief Executive Officer and a member of our Board of Directors. There were no disagreements between us and Mr. Friedman as to our operations, policies (including accounting or financial policies), or practices. Mr. Friedman will become an advisor to the Board of Directors.

Item 8.01. Other Events.

On March 17, 2015, the Company issued a press release announcing Mr. Braune’s appointment and Mr. Friedman’s resignation, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment and Board of Directors Agreement effective March 20, 2015 by and between Agritek Holdings, Inc. and Justin Braune.
99.1	Agritek Holdings, Inc. press release dated March 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRITEK HOLDINGS, INC.

Date: March 20, 2015	By:	/s/ Justin Braune
Justin Braune Chief Executive Officer and President